UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2015, Kindred Healthcare, Inc. (the “Company”) issued a press release announcing that Benjamin A. Breier has assumed the role of President and Chief Executive Officer of the Company, effective as of such date. Mr. Breier succeeds Paul J. Diaz who was appointed Executive Vice Chairman of the Company’s Board of Directors on March 31, 2015. Mr. Breier was appointed to the Company’s Board of Directors on March 26, 2015.

Mr. Breier has served as the Company’s President since May 2012 and as Chief Operating Officer since August 2010. He served as the Company’s Executive Vice President and President, Hospital Division from March 2008 until August 2010, and as President, Rehabilitation Division from August 2005 to March 2008.

The foregoing transactions, including a description and copy of the amended employment agreements entered into by the Company and Messrs. Breier and Diaz, respectively, in connection therewith, were previously disclosed in the Company’s Current Report on Form 8-K dated October 30, 2014 (Comm. File No. 001-14057).

Item 8.01.	Other Events.

Incorporated by reference is a press release issued by the Company on March 31, 2015 which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KINDRED HEALTHCARE, INC.

Date: April 1, 2015	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary

3